Exhibit 10(p)

NYWDB0101

THIS THIRD AMENDMENT TO LEASE dated as of August 30, 2005, made by and between LAKE PARK 1000 WOODBURY LLC and CLK-HP 1000 WOODBURY LLC, having an office at 7600 Jericho Turnpike Woodbury, New York 11797, as Landlord, and ING, NORTH AMERICA INSURANCE CORPORATION, successor in interest to RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK successor in interest to RELIASTAR BANKERS SECURITY LIFE INSURANCE COMPANY a/k/a THE NORTH ATLANTIC LIFE INSURANCE COMPANY OF AMERICA, having an office at 151 Farmington Avenue, Hartford, Connecticut 06156, as Tenant.

WITNESSETH

WHEREAS, Landlord is the owner of the real property and building located thereon commonly known as and located at 1000 Woodbury, New York 11797 (the “Building”);

WHEREAS, pursuant to that certain Agreement of Lease dated as of August 11, 1995, as amended on May 31, 2001 and August 26, 2002 (as amended, hereinafter referred to as the “Lease;” all capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease, respectively), Landlord’s predecessor-in-interest leased to Tenant a portion of the Second (2nd) floor in the Building which shall be deemed to consist of Four Thousand, Nine Hundred and Forty-Three (4,943) rentable square feet and which premises are more particularly described in the Lease (hereinafter referred to as the “Original Premises”) for term which expires on October 31, 2007 (the “Original Expiration Date”);

WHEREAS, Tenant no longer requires the entire Original Premises within which to operate its business and desires to surrender and vacate a portion of the Original Premises consisting of One Thousand, Nine Hundred and Ninety-Six (1,996) rentable square feet (the “Surrendered Premises”) and remain in Two Thousand, Nine Hundred and Forty-Seven (2,947) rentable square feet (the “Demised Premises”);

WHEREAS, Landlord must construct a demising wall as set forth on Exhibit “B” (the “Demising Work”) in order to effect the reduction of the Original Premises;

WHEREAS, Landlord and Tenant desire to modify the Lease, as hereinafter provided;

NOW, THEREFORE, in consideration of the mutual agreements of the parties hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE-1 SURRENDER AND RELEASE OF THE SURRENDERED PREMISES

SECTION 1.01.A.  Commencing on the date upon which Landlord substantially completes the Demising Work (the “Surrender Date”), Tenant agrees to and does hereby surrender all of its right, title and interest in and to the Lease solely with respect to the Surrendered Premises, together with the leasehold estate thereof, and all rights, title and interest of Tenant in and to the Surrendered Premises created thereby. Commencing on the Surrendered Date, Landlord hereby agrees to and does hereby release Tenant from each and every covenant, duty, debt and obligation on Tenant’s part to be performed, pursuant to the Lease solely with respect to the Surrendered Premises, that may accrue and become performable, due or owing from and after the Surrender Date, except for those matters specifically provided for herein and which pursuant to the Lease expressly survive its expiration or sooner termination.

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B.    In the event that Tenant fails to vacate and surrender the Surrendered Premises on the Surrender Date, then in such event Tenant shall be obligated to pay Landlord’s use and occupancy charges at the rate as herein specified below, until Tenant vacates the Surrendered Premises, in addition to all other rights and remedies provided to Landlord pursuant hereto.

C.   In the event that Tenant retains possession of the Surrendered Premises, or any part thereof, after the Surrender Date for any reason whatsoever, without the prior written approval of Landlord, Tenant shall: (i) pay to Landlord use and occupancy charges, at two times the Fixed Rate provided for in the Lease for the time that Tenant remains in possession of the Surrendered Premises prorated on a daily basis, (ii) provided that Tenant does not surrender possession within two (2) business days following written notice of its failure to do so, pay to Landlord all damages including fees of counsel incurred in connection therewith) sustained directly by reason of Tenant’s retention of possession of the Surrendered Premises, but excluding any consequential damages; and (iii) provided that Tenant does not surrender possession within two (2) business days following written notice of its failure to do so, be in default under the Lease and Landlord shall be entitled to all rights and remedies provided therein.

SECTION 1.02. Tenant, for itself and its legal representatives, successors and assigns, covenants and represents to Landlord as follows:

(a)    Tenant has full right, authority and power to surrender all of its right, title and interest in and to the Lease solely with respect to the Surrendered Premises; and

(b)    Tenant has not assigned, transferred, pledged or otherwise encumbered all or any part of its right, title and interest in and to the Lease and / or Surrendered Premises and the Lease is now and will, on the date hereof and on the Surrender Date be free and clear of any liens and encumbrances made by Tenant.

(c)    Tenant is not on the date hereof, and will not on the Surrender Date, be in default under any of the terms of the Lease, having performed all of the obligations imposed upon Tenant thereunder, and as of the date hereof, the Lease is in full force and effect and enforceable in accordance with its terms; and

(d)    Tenant has no knowledge of any default in the performance and observance of any obligations contained in the Lease, to be kept, observed and performed by Tenant, or any condition, which with the giving of notice or passage of time, or both, would constitute a default under the Lease.

ARTICLE – 2 LEASE AMENDMENTS

SECTION 2.01. Effective as of the Surrender Date, the Lease is hereby modified as follows:

A. The term “Demised Premises” is hereby amended as follows:

“Demise premises,” “New Premises,” and similar references shall mean that space on the Second (2nd) floor of the Building delineated on the floor plan(s) attached to this Third Amendment to Lease as exhibit “A-1” and which shall be deemed to contain Two Thousand, Nine hundred an Forty-Seven (2,947) square feet of rentable space.”

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B.  Section 3.1 of Article III of the Lease entitled “Basic Rent - - “Additional Rent” and all previous amendment provisions related thereto are hereby deleted in its entirety and a new section is added as follows:

“All rent and additional rent shall be sent to Landlord in care of Woodbury Office Seven LLC, P.O. Box 422, Laurel, New York 11948-422 in advance on the first day of each month without notice and demand and without abatement, deduction or set off of any amount whatsoever based on the following schedule, except as otherwise specifically provided for in the Lease to the contrary.

Period Covered	Annual Basic Rent	Monthly Basic Rent
July 1, 2005 to October 31, 2005	$71,464.80[1]	$5,955.40
November 1, 2005 to October 31, 2006	$73,792.92	$6,149.41
November 1, 2006 to October 31, 2007	$76,179.95	$6,348.29

C.   Section 1.1 shall be amended to provide that: (i) the number of reserved parking spaces in the executive parking lot shall be reduced from two (2) to one (1) reserved parking space, and (ii) the number of unreserved spaces available for Tenant shall be not less than ten (10).

D.   Section 2.5 of the Lease is hereby deleted in its entirety it being agreed and understood that Tenant no longer has the right to terminate this Lease before the Expiration Date.

E.    Section 3.4 A of Article III of the Lease is hereby deleted in its entirety and a new Section 3.4A is hereby added as follows:

“A” Landlord and Tenant covenant and agree that for purposes of this Article, or at such other place as the term “proportionate,” “pro-rata share,” or words of similar import and intent are used in the Lease, Tenant’s shall constitute 1.29%.”

F. The third paragraph of Section 4.6 of the Lease is hereby amended as follows:

“Tenant shall pay the sum of $7,367.57 per year payable in equal monthly installments of $613.96 in advance. In the event that any time during the term of this Lease, Landlord’s cost per KWh shall be increased above $.16 per KWh (the average annual KWh in effect during the last 12 months) then, in that event upon presentation to Tenant of reasonable documentation evidencing such increasing, the percentage of such increase shall be paid to the Landlord as additional rent as hereinabove provided.”

G. Article XVII of the Lease entitled “Notices” is hereby amended to provide that all notices to Landlord shall be sent to Landlord in care of Woodbury Office Seven, LLC 7600 Jericho Turnpike, Woodbury, New York 11797, and all notices to Tenant shall be sent to ING North America Insurance Corporation, 151 Farmington Avenue (TN41), Hartford, Connecticut 06156 with a copy to Mayo Crowe, LLC, 185 Asylum Street, Hartford, Connecticut 06103, Attention: William R. Crowe.

[1]This number is for information and reference only as the period is a partial year

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ARTICLE - 3 THE SURRENDERED PREMISES WORK

SECTION 3.01.            Tenant acknowledges that it presently occupies the Demised Premises and that Landlord shall have no obligation whatsoever to perform any built-out or similar work to Demised Premises, and Tenant agrees to accept same in “AS IS” physical order and condition on the Surrender Date and without any representation or warranty, express or implied, in fact or by law, by Landlord, and without recourse to Landlord, as to title thereto, the nature, condition or usability thereof or as to the use or occupancy which may be made thereof. Notwithstanding the foregoing, Landlord agrees, at Tenant’s cost and expense, without markup or profit to Landlord, not to exceed Sixteen Thousand and 00/100 Dollars ($16,000.00), which amount shall be paid within ten (10) days after completion of such work, to perform all of the work more particularly described on EXHIBIT “B” annexed hereto and made a part hereof (the “Surrendered Premises Work”). The Surrendered Premises Work, the Demising Work, and any other work pursuant to this Section shall be completed in a good and workmanlike manner, in accordance with all applicable laws and regulations. Landlord shall in no way be liable for any loss, damage, or expense to Tenant’s merchandise, trade fixtures, furniture, furnishings, inventory and equipment, or inconvenience, or annoyance, or injury to the business of Tenant resulting in any way from the Surrender Premises Work or the Demising Work, except for gross negligence or willful misconduct of Landlord. Tenant shall, at its own cost and expense, remove all of Tenant’s property from the Surrendered Premises and that portion of the Demised Premises as Landlord shall reasonably require in order to perform the Surrendered Premises Work and Demising Work. Tenant may elect to require Landlord to install a building standard suite entry door(s) for the Demised Premises, provided that such work shall be at Tenant’s expense without markup or profit to Landlord, to be paid within ten (10) days after completion of such work not to exceed Four Thousand Five Hundred and 00/100 ($4,500.00), which work shall be performed in a good and workmanlike manner in accordance with all applicable laws and regulations. Within ten (10) days following the occurrence of the Surrender Date, Landlord and Tenant shall execute a statement confirming the date of such occurrence. On and after the date hereof, Tenant shall vacate the Surrendered Premises, to the extent and take such other action, as may be reasonably required by Landlord in order for Landlord to complete the Demising Work. Subject to unavoidable delays, Owner agrees to commence the Demising Work within ten (10) days from the full execution and delivery of this Third Amendment to Lease and to diligently pursue its completion.

ARTICLE - 4 BROKERS

SECTION 4.01.            Tenant represents that in connection with this Third Amendment to Lease it dealt with no broker, nor has Tenant had any correspondence or other communication in connection with this Third Amendment to Lease with any other person who is a broker, other than Woodbury Office Management, LLC (the “Brokers”) and that so far as Tenant is aware no broker negotiated this Third Amendment to lease, other than the Brokers. Each party hereby indemnifies the other party and holds it harmless from any and all loss, cost, liability, claim, damage, or expense (including court costs and attorneys’ fees) arising out of any inaccuracy of the above representation. Landlord agrees to pay the Brokers their commission pursuant to separate written agreement.

ARTICLE – 5 NO OTHER CHANGES

SECTION 5.01.            All other terms, covenants and conditions of the Lease, including without limitation, Tenant’s renewal option pursuant to Paragraph Eighth of the Second Amendment to Lease provided that the rent schedule therein shall be proportionately reduced based upon the reduction of the Demised Premises and all exhibits and schedules thereto as modified hereby shall remain in full force

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and effect, are hereby ratified, confirmed and incorporated herein by reference as though set forth fully herein at length.

IN WITNESS WHEREOF, Landlord and Tenant have executed this THIRD AMENDMENT TO LEASE as of the date and year first above written.

LAKE PARK 1000 WOORBURY LLC, (Landlord)

By:	/s/ Andrew Greenspan
Name:	Andrew Greenspan
Title:	Authorized Signatory

CLK-HP1000 WOODBURY LLC, (Landlord)

By:	/s/ Andrew Greenspan
Name:	Andrew Greenspan
Title	Authorized Signatory

ING NORTH AMERICA INSURANCE CORPORATION, (Tenant)

By:	/s/ Ronald Falkner
Name:	Ronald Falkner
Title:	Vice President

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Exhibit “A”

Omitted.

EXHIBIT A-1

Omitted

EXHIBIT – B

WORK LETTER

ING

1000 Woodbury Road

Woodbury, NY 11797

June 4, 2005

1.	PARTITIONING

Landlord shall extend an existing partition as shown on the attached plan to create a demising partition separating the premises from the area to be occupied by Delta Funding. This partition shall extend to the underside of the floor above, included in the work is the removal of existing doors and constructing a partition in its place. The amount of such partitioning shall be as indicated on the plan attached marked as exhibit C. Landlord shall remove and dispose of existing partitions as required to complete the work of this alteration.

Fire rated enclosures of all columns, air shafts and demising partitions shall be constructed in accordance with the requirements of the New York State Uniform Fire Prevention and Building Code.

All partition work shall be completed in accordance with Landlord’s Building Standards.

2.	DOORS AND BUCKS

Landlord shall remove the existing doors and metal frames as necessary to complete the work noted on the plan attached.

3.	PAINTING AND FINISHES

Landlord shall finish the new walls to match the finishes in the existing premises.

4.	FLOORING

All flooring to remain however, Landlord shall install new cover base to match existing on any new walls.

5.	CEILING

Landlord shall replace ceiling tile at the new demising wall installation. Landlord will use its best efforts to match the existing ceiling tiles.

6.	ELECTRIC

Landlord shall furnish and install new electric outlets, switches and circuitry in accordance with the National Electric code that may be required to achieve the work noted on the plan. Power wiring of the Tenant’s equipment is not included unless outlined in this exhibit or indicated on the plan attached. All wiring and related equipment for the Tenant’s telephone, computer, security, closed circuit television and other systems shall be furnished and installed by the tenant at the Tenant’s sole cost and expense. All existing and/or new shall be wired from the existing electrical distribution system.

7.	LIGHTING

Landlord shall relocate the existing lighting in order to accommodate the new office layout per the attached marked as exhibit A-1.

8.	HEATING VENTILATION AND AIR CONDITIONING

Landlord shall reconfigure the existing supply registers and return grilles in the area directly affected by the work of this alteration. This work shall be completed in accordance with the original building design criteria and building standards.

9.	FIRE ALARM

Landlord shall supply and install smoke detectors, pull stations, strobes and all pertinent wiring, etc. connected to the building fire alarm system. All work completed shall be in compliance with National Fire and Safety Codes and the Nassau County Fire Marshall.

10.	MISCELLANEOUS

Tenant may provide and install the following items at the Tenant’s sole cost and expense:

1. All furniture and equipment including the secretarial stations, unless otherwise indicated in this exhibit.
2. All signage and internet directories.
3. All built-in cabinetry including workstations, bookshelves, etc.
4. Appliances and vending machines.

11.	NOTES

Tenant shall be responsible to relocate the existing furniture and files as necessary to complete the construction work outlined in this exhibit. Tenant shall be responsible for disconnecting, moving and storage of the computers and telephone equipment, and shall pack all other items (personal or business) necessary to facilitate the safe moving of the Tenant’s furniture.

Tenant shall provide to the Landlord, within fourteen (14) working days from the signing of this agreement all finishes and special requirements for electrical outlets indicated, blocking or finishes so as not to delay the construction schedule. All subcontractors, hired by the Tenant shall coordinate schedules and moves with the Landlord’s office to ensure a smooth and controlled construction sequence.

All delays caused as a result of changes by the Tenant shall not modify the date of possession and the commencement of rent payments by the Tenant.

All work of this alteration shall be completed during normal business hours.

End of Section